Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 6, 2013, except for Note 1 and 16(B), as to which the date is December 6, 2013, and Note 16(D)(i), as to which the date is January 23, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-193131) and related Prospectus of Eleven Biotherapeutics, Inc. dated January 23, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 23, 2014